Exhibit 10.40
[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

AMENDMENT NUMBER SIX TO
WAFER SUPPLY AGREEMENT

This Amendment Number Six (the “Amendment") effective as of December 8, 2015 (the “Amendment Effective Date”) amends the Wafer Supply Agreement effective April 1, 2005, as amended by Amendment number one effective December 19, 2008, Amendment number two effective September 13, 2010, Amendment number three effective February 1, 2012, Amendment number four effective April 1, 2015, and Amendment number five effective November 2, 2015 (as amended the “Agreement”) by and between:

(1)
POWER INTEGRATIONS INTERNATIONAL LTD., a Cayman Islands corporation having a place of business at P.O. Box 219 Strathvale House, North Church Street, George Town, Grand Cayman, Cayman Islands ("Power Integrations")

and

(2)	SEIKO EPSON CORPORATION. a Japanese corporation having a place of business at 281 Fujimi, Fujimi-machi, Suwa-gun, Nagano-ken, 399-0293 Japan ("Seiko Epson").

RECITALS
WHEREAS, pursuant to the terms of the Agreement, Power Integrations grants to Seiko Epson licenses of certain of Power Integrations' intellectual property for the SOLE purpose of Power Integrations acquiring from Seiko Epson the fabrication and supply of wafers of certain power IC products; and

WHEREAS, Power Integrations and Seiko Epson desire to amend the terms of the
Agreement; and
WHEREAS, in accordance with Section 18.10 of the Agreement, the Agreement may be amended only by an instrument in writing duly executed by authorized representatives of Seiko Epson and Power Integrations.
Now, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereby amend the Agreement as follows:

AGREEMENT

1.	Section 13.1 of the Agreement is deleted in its entirety and replaced with the following:

Confidential

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

13.1 This Agreement shall continue in full force and effect from the Effective Date until December 31, 2020, unless earlier terminated as provided herein (“Term”). After [ * ], Seiko Epson may terminate the Agreement without cause at its convenience upon providing [ * ] months prior written notice thereof to Power Integrations. If this Agreement has not been earlier terminated, the parties agree to negotiate in good faith, beginning one year prior to the end of the Term, for this Agreement's continuation for another [ * ] year period, on mutually agreeable terms and conditions.

2.
Effective as of the Amendment Effective Date, all references in the Agreement to the “Agreement” or “this Agreement” shall mean the Agreement as amended by this Amendment. Except as expressly amended herein, the terms of the Agreement continue unchanged and shall remain in full force and effect. This Amendment may be executed in one or more counterparts, each of which shall be considered an original, but all of which counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives, effective as of the Amendment Effective Date.

SEIKO EPSON CORPORATION		POWER INTEGRATIONS INTERNATIONAL, LTD.

By:	/s/ Kazuhiro Takenaka	By:	/s/ Raja Petrakian
Name:	Kazuhiro Takenaka	Name:	Raja Petrakian
Title:	Deputy COO, MD	Title:	President, PIIL

Confidential
2
[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.